DRAFT 2: 04.03.03





            SEVENTH ISSUER POST - ENFORCEMENT CALL OPTION AGREEMENT


                           DATED {circle} MARCH, 2003



                          HOLMES FINANCING (NO. 7) PLC
                                AS SEVENTH ISSUER

                                       AND

                                  PECOH LIMITED
                     AS POST-ENFORCEMENT CALL OPTION HOLDER

                                       AND

                              THE BANK OF NEW YORK
                       AS SEVENTH ISSUER SECURITY TRUSTEE





















                                  ALLEN & OVERY

                                     London

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THIS AGREEMENT is made as a DEED on {circle} March, 2003

BETWEEN:

(1) HOLMES FINANCING (NO. 7) PLC (registered number 4645659), a public limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SEVENTH ISSUER);

(2) PECOH LIMITED (registered number 3982397), a private limited company incorporated under the laws of England and Wales whose registered office is at Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the POST-ENFORCEMENT CALL OPTION HOLDER); and

(3) THE BANK OF NEW YORK, acting through its office at One Canada Square, London E14 5AL (in its capacity as the SEVENTH ISSUER SECURITY TRUSTEE, which expression shall include such persons and all other persons for the time being acting as security trustee or security trustees under the Seventh Issuer Deed of Charge).

IT IS HEREBY AGREED as follows:

1.    INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Slaughter and May on {circle} March, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master
      Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule. In the event of a conflict between the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule, the Seventh Issuer Master Definitions and Construction Schedule shall prevail.

2.    OPTION

2.1 In the event that the Seventh Issuer Security is enforced and, after payment of all other claims ranking in priority to the Class B Seventh Issuer Notes or the Class M Seventh Issuer Notes (as the case may be) under the Seventh Issuer Deed of Charge, the remaining proceeds of such enforcement are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Class B Seventh Issuer Notes or the Class M Seventh Issuer Notes (as the case may be) and all other claims ranking pari passu therewith, then the Class B Seventh Issuer Noteholders or the Class M Seventh Issuer Noteholders (as the case may be) shall, upon the Seventh Issuer Security having been enforced and realised to the maximum possible extent as certified by the Seventh Issuer Security Trustee, be forthwith entitled to their respective shares of such remaining proceeds (as determined in accordance with the provisions of the Seventh Issuer Deed of Charge) and the date upon which payment to each

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      Class B Seventh Issuer Noteholder or Class M Seventh Issuer Noteholder (as
      the case may be) is made shall be called the OPTION EXERCISE DATE.

      2.2 The Seventh Issuer Security Trustee hereby grants, and the Seventh Issuer hereby acknowledges, an option (the OPTION), under which the Seventh Issuer Security Trustee has no personal liability, exercisable by the Post-Enforcement Call Option Holder (or by any designated subsidiary of the Post-Enforcement Call Option Holder, to be designated by notice from the Post-Enforcement Call Option Holder to the Seventh Issuer Security Trustee at the discretion of the Post-Enforcement Call Option Holder (the DESIGNATED SUBSIDIARY)) permitting the Post-Enforcement Call Option Holder (or any Designated Subsidiary) to acquire at any time on or after the Option Exercise Date all (but not some only) of the Relevant Seventh Issuer Notes (as defined below) outstanding as at the Option Exercise Date, together with accrued interest thereon (RELEVANT SEVENTH ISSUER NOTES, being for the purposes of this Deed and all the Class B Seventh Issuer Notes and all the Class M Seventh Issuer Notes Issuer Notes).

2.3 The Option shall be exercised by the Post-Enforcement Call Option Holder (or any Designated Subsidiary) by notice from the Post-Enforcement Call Option Holder (or the Designated Subsidiary) to the Seventh Issuer Security Trustee and the Seventh Issuer Noteholders in accordance with Condition 14.

3.    CONSIDERATION

      The Post-Enforcement Call Option Holder (or the Designated Subsidiary) shall pay to the Seventh Issuer Noteholders in respect of the exercise of the Option, the sum of one pence sterling in respect of each Class B Seventh Issuer Note and each Class M Seventh Issuer Note then outstanding.

4.    ACKNOWLEDGEMENT BY SEVENTH ISSUER SECURITY TRUSTEE

      The Seventh Issuer Security Trustee acknowledges that the Class B Seventh Issuer Notes and the Class M Seventh Issuer Notes are to be issued subject to the Option and the Seventh Issuer Security Trustee hereby grants the Option but does so entirely without warranty, responsibility or liability as to its effectiveness or otherwise on the part of the Seventh Issuer Security Trustee to the Seventh Issuer Noteholders or any other person. In accordance with the Conditions, each of the relevant Seventh Issuer Noteholders, by subscribing for or purchasing the Class B Seventh Issuer Notes or the Class M Seventh Issuer Notes (as the case may be), shall, upon subscription or purchase, be deemed to have agreed to be bound by and, to the extent necessary, to have ratified the granting of the Option.

5.    NOTICES

      Any notices to be given pursuant to this Deed to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 5.00p.m. hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Seventh Issuer to: Holmes Financing (No. 7) PLC, c/o Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton

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             Keynes  MK9 1AN  (facsimile  number  (44)  1908  343  019)  for the
             attention  of   Securitisation   Team,  Retail  Customer  Risk  and
             Decisioning;

      (b) in the case of the Post-Enforcement Call Option Holder to: PECOH Limited, c/o Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton
             Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Customer Risk and Decisioning; and

      (c) in the case of the Seventh Issuer Security Trustee to: The Bank of New York, One Canada Square, London E14 5AL (facsimile number (44) 20 7964 6061/6399) for the attention of Global Structured Finance
             - Corporate Trust,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 5.

6.    GOVERNING LAW

      This Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof the parties hereto have executed this agreement as a Deed on the day and year first before written.

















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                                  SIGNATORIES


EXECUTED as a DEED by                 )
HOLMES FINANCING (NO. 7) PLC          )
acting by two directors/              )
a director and secretary              )

Director

Director/Secretary



EXECUTED as a DEED by:                )
PECOH LIMITED acting by               )
two directors/                        )
a director and secretary              )


Director


Director/Secretary


EXECUTED as a DEED by                 )
THE BANK OF NEW YORK,           )
                                      )
acting by its attorney                )
in the presence of:                   )

Witness:

Name:

Address:













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